Exhibit (a)(16)

WILLIAM BLAIR FUNDS

Amendment to the Written Instrument Establishing and Designating

Shares of the William Blair Emerging Leaders Growth Fund

The undersigned, the Board of Trustees of the William Blair Funds (the “Trust”), a statutory trust organized pursuant to a Declaration of Trust dated September 3, 1999 (the “Declaration of Trust”), pursuant to Section 9.3 of Article IX of the Declaration of Trust, do hereby amend the Written Instrument Establishing and Designating Shares of the William Blair Emerging Leaders Growth Fund dated November 30, 2007 (the “Written Instrument”) as follows:

WHEREAS, the Board of Trustees of the Trust, pursuant to Sections 6.2 and 6.3 of Article VI of the Declaration of Trust, executed the Written Instrument establishing and designating a new series of Interests of the Trust to be known as the “William Blair Emerging Leaders Growth Fund” (the “Series”), and establishing two classes of shares of beneficial interest of the Series (the “Shares”) designated as Class I and Institutional Class (each a “Class”);

WHEREAS, the relative rights and preferences of the Series and each Class, as applicable, are set forth in the Written Instrument and are made subject always to the Declaration of Trust and the Investment Company Act of 1940, as amended (the “1940 Act”) and the rules and regulations thereunder.

RESOLVED, that the Board of Trustees of the Trust, pursuant to Section 6.3 of Article VI of the Declaration of Trust, does hereby establish a third class of Shares designated as Class N; and

FURTHER RESOLVED, that the relative rights and preferences of the Class N Shares shall be the same as the relative rights and preferences of each other Class, as applicable, as set forth in the Written Instrument and shall be subject always to the Declaration of Trust and the 1940 Act and the rules and regulations thereunder.

IN WITNESS WHEREOF, the undersigned have this 18th day of February, 2010 signed these presents, in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same document.

/s/ F. Conrad Fischer	/s/ Donald L. Seeley
F. Conrad Fischer	Donald L. Seeley

/s/ Ann P. McDermott	/s/ Michelle R. Seitz
Ann P. McDermott	Michelle R. Seitz

/s/ Phillip O. Peterson	/s/ Thomas J. Skelly
Phillip O. Peterson	Thomas J. Skelly

/s/ Donald J. Reaves	/s/ Robert E. Wood II
Donald J. Reaves	Robert E. Wood II